Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

PRESS RELEASE

MAGNA ENTERTAINMENT CORP.
ANNOUNCES APPOINTMENT OF CHIEF EXECUTIVE OFFICER
AND NEW INDEPENDENT DIRECTOR

February 27, 2007, Aurora, Ontario, Canada......Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) today announced that it has appointed Michael Neuman to its Board of Directors and as Chief Executive Officer of the Company. MEC also today announced the appointment of Charlie J. Williams to its Board of Directors.

Mr. Neuman succeeds Frank Stronach, who has been Interim Chief Executive Officer since March 2006.  For several months Mr. Neuman has been an advisor to Mr. Stronach on MEC’s strategic and operational priorities. During this period working with other MEC personnel, he has already contributed to improvements in operational effectiveness, enhancing the value of MEC’s intellectual property and marketing opportunities that are available via the internet for XpressBet®, MEC’s advance deposit wagering platform (ADW). He has also initiated a number of activities to enhance the value and distribution of HRTV™, MEC’s horseracing television channel.

Mr. Neuman’s 25 year business career includes senior executive leadership of public and private companies in Canada, the United States and Europe in telecommunications, internet and broadcasting, in consumer products and services and business-to-business environments.

Prior to joining MEC, Mr. Neuman was most recently President and COO of EchoStar, which operates DISH Network in the United States. Before EchoStar, Mr. Neuman was President of Bell Mobility, a wireless telecommunications operator in Canada where he led that company through a period of significant growth in revenue and profit. During his three years at Bell Mobility, Mr. Neuman initiated Bell Mobility’s joint venture with the Virgin Group, forming Virgin Mobile Canada, now Canada’s leading Mobile Virtual Network Operator.

In the internet arena, Mr. Neuman founded WorldLinx Telecommunications Inc. for Bell Canada in the early 1990s to enter the data communications market in Canada. WorldLinx spawned a new company, MediaLinx, which in turn launched Sympatico, now the largest Canadian internet portal. In the mid 1990s, Mr. Neuman formed and led the fund raising for Bell ExpressVu, a satellite TV venture in Canada which launched a consumer satellite TV service nationwide in 1997. Under Mr. Neuman’s leadership, Bell ExpressVu became the fastest growing broadcast distributor in Canadian history and is now the third largest broadcast distribution undertaking in Canada.

Mr. Neuman will operate from Magna Entertainment’s headquarters in Aurora, Ontario.

Frank Stronach, MEC Chairman, stated, “We are delighted to appoint Michael as CEO at this important time in MEC’s development. In addition to our core focus on traditional track operations and live event entertainment, MEC has a growing number of opportunities in internet wagering on horseracing, broadcasting and wagering transaction processing in the consumer entertainment realm. The Board of Directors conducted an extensive search for candidates who understood the role of horse racing operations, gaming and entertainment to MEC’s business, while also demonstrating a proven track record to execute in the important new areas of opportunity. The Board of Directors is pleased to have attracted a candidate for CEO so uniquely qualified as Michael to lead MEC at this exciting time. We were also impressed with Michael’s understanding of the continued importance of debt reduction and improved operational effectiveness to MEC.”

Mr. Williams, who is an independent director, has agreed to serve as a member of the Audit Committee of MEC’s Board of Directors.  Mr. Williams is currently a consultant to the City of Highland Park, advising the Emergency Financial Manager regarding financial and administrative matters. In addition, since his October 1, 2006 appointment for a six year term. Mr. Williams has been the representative of Wayne County, Michigan to the Wayne County Airport Authority Board. Prior to that appointment, beginning in 1998, he held various executive level operational positions in public service with Wayne County, such as Deputy Wayne County Executive and Chief of Staff of the Wayne County Office of the Executive. Mr. Williams has also been a long time thoroughbred horse owner, trainer and breeder.

Frank Stronach, MEC Chairman, stated, “MEC remains committed to its strong vision and leadership position within the horseracing, gaming, entertainment and multi media distribution businesses. Charlie brings a keen ability for strategic thinking to MEC and will bring a fresh point of view to the MEC Board. Our entire Board strongly supports Charlie’s appointments and, on behalf of the Board of Directors of MEC, I would like to welcome Charlie to MEC.”

In connection with Mr. Williams’ appointment, MEC has today forwarded a letter to Nasdaq indicating that the Audit Committee of MEC’s Board now has at least three independent directors, as required by the Nasdaq audit committee requirements provided for in Nasdaq Marketplace Rule 4350(d).

MEC, North America’s largest owners and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote, a provider of totalisator services to the pari-mutuel industry, XpressBet®, a national Internet and telephone account wagering system, and HorseRacing TV™, a 24-hour horse racing television network, as well as MagnaBet™ internationally.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding the development of strategic initiatives and a growing number of opportunities in internet wagering or horseracing, broadcasting and wagering transaction processing in the consumer entertainment realm.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information please contact:

Blake Tohana

Executive Vice-President

and Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive

Aurora, ON L4G 7K1

Tel: 905-726-7493